EXHIBIT 99.2

                        PROXY FOR HOLDERS OF COMMON STOCK
                             DHB CAPITAL GROUP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  SPECIAL MEETING OF STOCKHOLDERS -- [ ,] 1996


         The undersigned hereby appoints David H. Brooks and Mary Kreidell, and each of them, proxies of the undersigned with full power of substitution to vote all of the undersigned's Common Stock, par value $.001 per share, as indicated hereon, of DHB CAPITAL GROUP INC. ("DHB") at the Special Meeting of Stockholders to be held [ , ,] 1996 in the [ ] and at any adjournments thereof, upon all matters that may properly come before the Meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.       The merger of Lehigh Management Corp. into DHB Capital Group Inc.

         FOR      /   /            AGAINST     /    /     ABSTAIN        /   /

2. The ratification of the appointment of Capraro, Centofranchi, Kramer & Co., P.C., as independent auditors of DHB for the year ending December 31, 1996.

         FOR      /   /            AGAINST     /    /     ABSTAIN        /   /

3. The transaction of such other business as may properly come before the meeting.

PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING        /       /

               THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN. All as set forth in the Proxy Statement for this Special Meeting of Stockholders.

               Dated __________________________, 1996

               _________________________________ (L.S.)

               _________________________________ (L.S.)
               Signature of Stockholder(s)

               Please sign your name as it appears on this Proxy. If executed by a corporation a duly authorized officer should sign. Partners, executors, trustees, guardians or attorneys should so indicate when signing. If shares are held jointly, EACH holder should sign.